EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT is made as of the 1st day of June, 2005, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the "Company"), and BRIAN L. ROBERTS ("Employee").

BACKGROUND

The Company and Employee are parties to a Compensation Agreement dated as of June 16, 1998 (the “Compensation Agreement”), as amended by an Amendment to Compensation Agreement dated as of November 18, 2002 (the “Amendment”). Employee desires to have Employee’s employment relationship with the Company continue and be governed by the terms and conditions of this Agreement, which include material benefits favorable to Employee. In return for such favorable benefits, Employee is agreeing to the terms and conditions contained in this Agreement which include material obligations on Employee.

AGREEMENT
Intending to be legally bound, the Company and Employee agree as follows:

1. Position and Duties; Company Property.

(a) Employee shall continue to serve and the Company shall continue to employ Employee in the positions of Chairman of the Board of Directors, President and Chief Executive Officer. The duties of Employee from time to time hereunder will be those assigned by the Board of Directors commensurate with Employee’s education, skills and experience. Other than in accordance with requirements of the Company’s Articles of Incorporation, Employee’s positions shall not be changed without the prior written consent of Employee. Employee shall be based at the Company’s principal executive offices in Philadelphia, Pennsylvania.

(b) Employee shall work full-time and devote Employee’s reasonable best efforts to the business of the Company in a manner which will further the interests of the Company. Without the prior written consent of the Company, Employee shall not, directly or indirectly, work for or on behalf of any person or business, other than the Company. Nothing herein shall restrict Employee from engaging in non-compensatory civic and charitable activities with the consent of the Company, which consent shall not be unreasonably withheld or delayed. In this connection, the Company recognizes that it may be in the best interests of the Company for Employee to serve as a director on the board of directors of other companies or serve in various capacities for civic and charitable organizations, and that Employee may (subject to the foregoing consent requirements) devote a reasonable amount of time to such activities.

    (c)  The Company shall own, and be entitled to receive all of the results and proceeds of, items produced or created by Employee (including, without limitation, inventions, patents, copyrights, trademarks, literary material and any other intellectual property) that: (i) relates to the Company’s businesses, whether produced or created during employment or within one year following termination of employment; or (ii) relates to any business, if produced or created during working hours or using the Company’s information, materials or facilities. Employee will, at the request of the Company, execute such instruments as the Company may from time to time reasonably deem necessary or desirable to evidence, establish, maintain, protect, enforce and defend its title in and right to any such items.

2. Term. The term of this Agreement (the "Term”) shall be from the date first-above written (the “Commencement Date”) through the first to occur of: (i) the date Employee’s employment is terminated in accordance with Paragraph 12; or (ii) June 30, 2009. Notwithstanding the end of the Term, certain provisions of this Agreement, including, but not limited to, any payments to be made after the Term and the covenants contained in Paragraphs 14 and 15, shall be enforceable after the end of the Term.

3. Cash Compensation.

(a) Base Salary. Employee’s base salary from the Commencement Date through December 31, 2005 shall be at the annual rate of $2,500,000 (“Base Salary”). Base Salary, less normal deductions, shall be paid to Employee in accordance with the Company’s regular payroll practices in effect from time to time. Base Salary shall be reviewed for increase for each subsequent calendar year (or portion thereof) in the Term. Once established at an increased annual rate, Base Salary shall not thereafter be reduced unless such reduction is pursuant to an overall plan to reduce the salaries of all senior executive officers of the Company.

   (b) Cash Bonuses. Employee shall be entitled to participate in the Company’s cash bonus plans, at a minimum, as follows: (i) with respect to 2005, (A) under the Company’s Executive Cash Bonus Plan (the “Executive Plan”), a “Target Percentage” (as such term is defined in the Executive Plan) of 135% of Base Salary, and (B) under the Company’s Supplemental Cash Bonus Plan (the “Supplemental Plan”), an “Award” (as such term is defined in the Supplemental Plan) of 165% of Base Salary; and (ii) with respect to each subsequent calendar year (or portion thereof) in the Term, such bonus potential (assuming achievement of 100% of performance goals) under each such Plan (or any successor plan), expressed as a percentage of Base Salary, as may be determined by the Compensation Committee of the Company’s Board of Directors, provided that in no event will the sum of such percentages be less than 300%. The performance goals applicable to such cash bonuses will be the same as those applicable to other senior executive officers, taking into account Employee’s positions and duties.

   (c) Withholding. All compensation under this Agreement is subject to applicable tax withholding requirements.

4. Stock Option/Restricted Stock Grants. Employee shall be entitled to participate in any annual (or other) broad-based grant programs under the Company’s Stock Option Plans and/or Restricted Stock Plan on the same basis as is applicable to other senior executive officers, taking into account Employee’s positions, duties and performance.

5. Deferred Compensation.

  (a) Employee shall be entitled to participate in the Company’s deferred compensation plans and programs on the same terms as the Company’s other senior executive officers.

  (b) In addition, the Company shall credit to Employee’s account under, and pursuant to the terms and conditions of, the Company’s 2005 Deferred Compensation Plan (or any successor plan) (the “Deferred Compensation Plan”), as of June 1, 2005 (with respect to 2005) and as of January 1 (with respect to 2006-2009), for each of the following calendar years, the following amounts:

Year	Amount

2005	$2,000,000
2006	$2,100,000
2007	$2,205,000
2008	$2,315,250
2009	$2,431,012.

6. Life Insurance.

  (a) The compensation provided herein is in addition to, and not in limitation of, the compensation provided by (i) the Term Life Insurance Premium and Tax Bonus Agreement dated as of September 23, 1998 (the “1998 Life Insurance Agreement”) and (ii) the Split-Dollar Life Insurance Agreement dated as of October 8, 1992 and the Amendment to Split-Dollar Life Insurance Agreement dated January 24, 2002 (together, the “Split-Dollar Life Insurance Agreements”), which agreements continue in effect.

  (b) The Company shall provide, pursuant to an agreement (the “2005 Life Insurance Agreement”) containing terms and conditions substantially similar to those contained in the 1998 Life Insurance Agreement, for the funding of a policy or policies providing for term or universal life insurance on the life of Employee in the aggregate death benefit amount of $50,000,000, as follows. The 2005 Life Insurance Agreement will require that the Company pay to Employee the full amount of premiums under such policies as well as income tax gross-up amounts on account of such payments, regardless of whether Employee is an employee at the time of any such payment.

  (c)  At the end of the period of coverage under any life insurance policy under the 1998 Life Insurance Agreement or the 2005 Life Insurance Agreement, Employee (or the owner of the policy if Employee does not then own it) shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company.

7. Vacation and Other Paid Time Off. Employee shall be entitled to not fewer than the same number of paid vacation days in each calendar year as he is currently entitled. Employee shall also be entitled to all paid time off given by the Company to its senior executive officers.

8. Perquisites. Employee shall be entitled to continue to receive not less than the perquisites and other fringe benefits he currently receives in accordance with the Company’s present policies and practices, including without limitation the Company’s Aviation Policy.

9. Other Benefits. Employee shall be entitled to receive and participate in all of the Company’s existing and future compensation and benefit plans and programs and employment agreement provisions (including group insurance programs, vacation benefits, acceleration of vesting provisions, tax gross-up benefits, and applicable directors and officers liability insurance and indemnification and advancement of expenses provisions relating to claims made by third parties against Employee in Employee’s role as an employee, officer or director of the Company), in each case on the same terms and at the same cost to the Company and Employee as are made available to the Company’s other senior executive officers, in accordance with the terms of such plans, programs and agreements. Nothing in this Agreement shall limit the Company’s right to modify or discontinue any plans or programs at any time, provided no such action may adversely affect any vested rights of Employee thereunder or disproportionately effect Employee as compared to other senior executive officers. The provisions of this Paragraph 9 shall not apply to compensation and benefits (including, without limitation, salary and cash bonus continuation) addressed in this Agreement, in which case the applicable terms of this Agreement shall apply.

10.  Funding of Trust. The parties acknowledge that the merger (the “Merger”) between Comcast Holdings Corporation (formerly known as Comcast Corporation) and a subsidiary of Comcast Corporation (formerly known as AT&T Comcast Corporation) on November 18, 2002 resulted in a “Change of Control” as defined in the Compensation Agreement. Pursuant to Section 3(j) of the Compensation Agreement, the Company was required, prior to the occurrence of a Change of Control, to establish a Trust (as defined in the Compensation Agreement), and was further required, upon and after the occurrence of a Change of Control, to contribute certain assets to the Trust. Pursuant to Paragraph 3 of the Amendment, Employee waived the requirement that the Company so form and contribute assets to the Trust as a result of the Merger, subject to Employee’s right at any future time to require the Company to do so. Employee hereby permanently waives such requirement, and agrees that Section 3(j) of the Compensation Agreement, as amended by Paragraph 3 of the Amendment, is no longer of any force and effect, and that Employee has no rights and that the Company has no obligations thereunder.

  11. Business Expenses. The Company shall pay or reimburse Employee for reasonable travel, entertainment and other expenses incurred by Employee in connection with the performance of Employee’s duties upon receipt of vouchers therefor submitted to the Company on a timely basis and in accordance with the Company’s procedures and practices in effect from time to time for its senior executive officers.

12. Termination. Employee’s employment, and the Company's obligations under this Agreement (excluding any obligations the Company may have under Paragraph 13, any other obligations expressly set forth herein as surviving termination of employment, and any obligations with respect to any vested benefits of Employee), shall or may be terminated in the circumstances set forth below or in subparagraph 13(e).

(a) Death. Employee’s employment shall terminate automatically in the event of Employee's death.

(b) Disability. The Company may terminate Employee’s employment in accordance with the provisions of applicable law, in the event Employee becomes substantially unable to perform Employee’s duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause ("Disability") for a period of nine (9) consecutive months or for a cumulative period of fifty-two (52) weeks during the Term.

(c) Discharge With Cause by the Company or Termination by Employee Without Good Reason.

(i) Subject to the last sentence of this subparagraph, the Company may terminate Employee’s employment in any of the following events (“Discharge With Cause”): Employee’s willful engagement in misconduct that is materially injurious to the Company, monetarily or otherwise (including without limitation Employee’s fraud, misappropriation, embezzlement, self-dealing, dishonesty, misrepresentation and conviction of a crime of a felony); Employee’s willful material violation of any material Company policy; Employee’s willful material violation of the Company’s Code of Ethics and Business Conduct; or Employee’s willful material breach of any provision of this Agreement (which, as to the last three items, if capable of being cured, shall remain uncured following thirty (30) days after written notice thereof). For purposes of this subparagraph, no act, or failure to act, on Employee’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been Discharged With Cause unless and until there shall have been delivered to Employee a copy of a resolution, duly adopted by the affirmative vote of at least 75% of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the acts or failures to act that are the basis for the Discharge With Cause, and specifying the particulars thereof in detail.

(ii) Employee may terminate his employment without Good Reason (as defined in subparagraph (d)(ii) below) at any time during the Term (“Without Good Reason”).

(d) Discharge Without Cause by the Company or Termination by Employee With Good Reason.

(i) The Company may terminate Employee’s employment other than on account of a Discharge With Cause at any time during or after the Term (“Discharge Without Cause”).

(ii) Employee may terminate this Agreement in any of the following events during or after the Term (“With Good Reason”), provided Employee has provided Company written notice thereof within sixty (60) days of the occurrence thereof: assignment to Employee of any duties inconsistent in any material respect with Employee’s positions, education, skills and experience, or any other action by the Company that results in a change in Employee’s positions and titles or a substantial diminution in Employee’s duties; or material breach of any provision of this Agreement (which, as to either such items, if capable of being cured, shall remain uncured following thirty (30) days after written notice thereof) (“Good Reason”).

  (e) Notice of Termination. Other than as a result of Employee’s death, any termination of Employee’s employment shall be communicated by written “Notice of Termination.” For purposes of this Agreement, a “Notice of Termination” shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed by the party giving notice to provide a basis for termination of Employee’s employment under the provision so indicated.

  (f) Date of Termination. “Date of Termination” shall mean: (i) if Employee’s employment is terminated by his death, the date of his death; (ii) if Employee’s employment is terminated as a result of his Disability, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his duties on the basis provided for in subparagraph 1(a) during such thirty (30) day period); (iii) if Employee’s employment is terminated for Cause or Without Good Reason, the date specified in the Notice of Termination; provided that if within thirty (30) days after a Notice of Termination is given by the Company (in the event of a termination for Cause), Employee notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by an arbitration award (pursuant to the provisions set forth below) or by a final judgment, order or decree of a court of competent jurisdiction (the time of appeal therefrom having expired and no appeal having been perfected); or (iv) if the Employee’s employment is terminated by Discharge Without Cause or for Good Reason, or pursuant to the provisions of subparagraph 13(e), the date specified in the Notice of Termination; provided that if within thirty (30) days after a Notice of Termination is given by Employee (in the event of a termination for Good Reason) Company notifies Employee that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by an arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time of appeal therefrom having expired and no appeal having been perfected); and provided further that the date specified shall be at least ten

 (10) business days following the date the Notice of Termination is given (in the event of a termination pursuant to the provisions of subparagraph 13(e)) (the “Subparagraph 13(e) Notice Period”). Either party may elect arbitration with respect to such dispute. Such arbitration shall be conducted by the American Arbitration Association (“AAA”) in Philadelphia, Pennsylvania, and shall be initiated and conducted in accordance with the Commercial Arbitration Rules of the AAA, as such rules shall be in effect on the date of the Notice of Termination, except to the extent that such rules are inconsistent with the provisions set forth in this Agreement.

13. Payments Prior to and Upon Termination.

(a) Death.

     (i) Following termination due to death, for a period of five (5) years, the Company shall pay to Employee’s spouse (if she survives Employee and for so long during such period that she lives and thereafter to her estate) or to Employee’s estate (if Employee’s spouse does not survive Employee): (A) on a monthly basis, Employee’s Base Salary at the time of his death; and (B) on an annual basis (appropriately pro-rated for partial calendar years), Employee’s cash bonuses (assuming 100% achievement of performance goals, as if Employee’s employment had continued during this time period, and based on Employee’s participation levels therein at the time of his death).

    (ii) Following termination due to death, the Company shall continue, at its expense, for the benefit of Employee’s spouse during her lifetime, all health and welfare benefits and benefit plans which are available from time to time to the Company’s highest paid employee.

     (iii) These death benefits shall be in addition to any other payments Employee’s spouse, beneficiaries or estate may be entitled to receive pursuant to this Agreement and any benefit plans and programs (including, but not limited to, Employee’s cash bonuses with respect to the portion of the calendar year during which Employee had lived prior to his death, amounts accrued and payable under any benefit plans and programs, any accrued but unused vacation time, and amounts payable on account of any unreimbursed business expenses).

(b) Disability.

    (i) During any period that Employee is unable to perform his duties hereunder as a result of disability or incapacity due to mental or physical illness prior to a termination due to Disability: (A) Employee shall: (1) continue to receive Base Salary until his employment is terminated due to Disability; (2) receive his cash bonuses with respect to the portion of the calendar year prior to the Date of Termination; and (3) continue to participate in all health and welfare benefit plans and programs maintained by the Company; and (B) the Company shall continue to credit Employee’s Deferred Compensation Plan account with the amounts as and on the dates specified in subparagraph 5(b).

    (ii) Following termination due to Disability: (A) Employee shall be paid for five (5) years: (1) on a monthly basis, Employee’s Base Salary at the time the Notice of Termination is given; and (2) on an annual basis (appropriately pro-rated for partial calendar years), Employee’s cash bonuses (assuming 100% achievement of performance goals, as if Employee’s employment had continued during this time period, and based on Employee’s participation levels therein at the time of his Disability); (B) the Company shall continue to credit Employee’s Deferred Compensation Plan account with the amounts as and on the dates specified in subparagraph 5(b); and (C) Employee shall be entitled to receive amounts accrued and payable under any benefit plans and programs, any accrued but unused vacation time, and amounts payable on account of any unreimbursed business expenses). In the event Employee dies before the end of such five (5) year period: (I) the remaining payments under subparagraph (ii)(A) above shall be made to Employee’s spouse (if she survives Employee and for so long during such period that she lives and thereafter to her estate) or to Employee’s estate (if Employee’s spouse does not survive Employee); and (II) the remaining credits under subparagraph (ii)(B) above shall not be made. The death benefit provided in the preceding shall be in lieu of, and not in addition to, the death benefit provided in the first sentence of subparagraph (a) above.

   (c) Discharge With Cause by the Company or Termination by Employee Without Good Reason. If Employee is Discharged With Cause or Employee terminates Without Good Reason, Employee will be entitled only to payment of Employee’s then-current Base Salary through the Date of Termination, amounts accrued and payable under any benefit plans and programs, any accrued but unused vacation time, and amounts payable on account of any unreimbursed business expenses.

(d) Discharge Without Cause by the Company or Termination by Employee With Good Reason. If Employee is Discharged Without Cause or Employee terminates With Good Reason:

(i) The Company shall pay Employee his Base Salary through the Date of Termination and (within 30 days of the Date of Termination) his cash bonuses with respect to the portion of the calendar year period then ended (assuming 100% achievement of performance goals).

(ii)  Following the Date of Termination, in exchange for Employee’s entering into the Company’s standard agreement containing mutual releases with respect to matters relating to Employee’s employment (other than with respect to Employee’s rights under this Agreement and vested benefits under benefit plans and programs: (A) the Company shall pay to Employee: (1) for the period through the later of June 30, 2009 or twenty-four (24) months following the Date of Termination (the “Continuation Period”), on a monthly basis, Employee’s Base Salary at the highest annual rate in effect at any time during the Term; and (2) for the period through the later of June 30, 2009 or twelve (12) months following the Date of Termination, on an annual basis (appropriately pro-rated for partial calendar years), Employee’s cash bonuses (assuming 100% achievement of performance goals, as if Employee’s employment had continued during this time period, and based on Employee’s highest participation levels therein at any time during the Term); provided that should Employee die before June 30, 2009,

Employee’s surviving spouse, her estate or Employee’s estate (as the case may be) shall then be entitled to the death benefits provided in subparagraph (a) above as if Employee’s employment had been terminated due to death; (B) the Company shall continue to credit Employee’s Deferred Compensation Plan account with the amounts as and on the dates specified in subparagraph 5(b); and (C) Employee shall be entitled to receive amounts accrued and payable under any benefit plans and programs, any accrued but unused vacation time, and amounts payable on account of any unreimbursed business expenses.

(iii) The Company shall continue through the Continuation Period (at the same cost to Employee as is paid by other employees), for the benefit of Employee, all health and welfare benefit plans and programs available from time to time to the Company’s highest paid employee.

  (e) Termination of Employment by Employee Following the Term. If the Company and Employee have not entered into a new employment agreement that applies following the Term, and Employee elects to terminate his employment without Good Reason following the Term, then either: (i) if the Company so elects by written notice to Employee given within the Subparagraph 13(e) Notice Period, (A) the provisions of subparagraph 14(b) shall apply to Employee and (B)(1) the Company shall pay to Employee the following amounts for the one-year period specified in such subparagraph: (I) on a monthly basis, Employee’s Base Salary at the time of his termination; and (II) on an annual basis (appropriately pro-rated for partial calendar years), Employee’s cash bonuses (assuming 100% achievement of performance goals, as if Employee’s employment had continued during this time period, and based on Employee’s participation levels therein at the date of the Notice of Termination); and (2) the Company shall credit Employee’s Deferred Compensation Plan account with the amount of $2,552,563 as of the January 1 following the date of the Notice of Termination; or (ii) if the Company does not so elect, the provisions of subparagraph 14(b) shall not apply to Employee.

  (f) Employee shall not be required to mitigate the amount of any payment provided for in this Paragraph 13 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Paragraph 13 be reduced by any compensation earned by Employee as a result of employment by another employer after the Date of Termination, or otherwise.

  (g) Notwithstanding anything herein to the contrary, in the event Employee’s employment is terminated by the Company on or after the occurrence of a change of control (as the term “control” is defined in Rule 405 under the Securities Act of 1933), such termination shall be treated as a Discharge Without Cause, and Employee shall be entitled to the benefits payable under the provisions of subparagraph (d) above.

(h)  COBRA Rights. Nothing herein shall constitute a waiver by Employee of "COBRA" rights under federal law in connection with termination of employment.

14. Non-Solicitation, Non-Competition and Confidentiality.

(a) During the Term and Employee’s continued employment by the Company, and for a period of one (1) year after termination of Employee’s employment by the Company for any reason (whether during or after the Term), Employee shall not, directly or indirectly, solicit, induce, encourage or attempt to influence any customer, employee, consultant, independent contractor, service provider or supplier of the Company to cease to do business or to terminate the employment or other relationship with the Company.

(b) (i) WHILE EMPLOYED BY THE COMPANY (WHETHER DURING THE TERM OR THEREAFTER), AND FOR A PERIOD OF ONE (1) YEAR AFTER TERMINATION OF EMPLOYEE’S EMPLOYMENT DURING OR AFTER THE TERM FOR ANY REASON (OTHER THAN (A) AS A RESULT OF A DISCHARGE WITHOUT CAUSE, (B) AS A RESULT OF TERMINATION BY EMPLOYEE WITH GOOD REASON OR (C) IN THE CIRCUMSTANCES SET FORTH IN SUBPARAGRAPH 13(e)(ii)), EMPLOYEE SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE OR BE FINANCIALLY INTERESTED IN (AS AN AGENT, CONSULTANT, DIRECTOR, EMPLOYEE, INDEPENDENT CONTRACTOR, OFFICER, OWNER, PARTNER, PRINCIPAL OR OTHERWISE), ANY ACTIVITIES FOR A COMPETITIVE BUSINESS. A “COMPETITIVE BUSINESS” SHALL BE DEFINED AS A BUSINESS (WHETHER CONDUCTED BY AN ENTITY OR INDIVIDUALS, INCLUDING EMPLOYEE IN SELF-EMPLOYMENT) THAT IS ENGAGED IN COMPETITION, DIRECTLY OR INDIRECTLY THROUGH ANY ENTITY CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH SUCH BUSINESS, WITH ANY OF THE BUSINESS ACTIVITIES CARRIED ON BY THE COMPANY OR ANY DIVISION OR OTHER BUSINESS UNIT OF THE COMPANY, OR BEING PLANNED BY THE COMPANY OR SUCH BUSINESS UNIT (AS THE CASE MAY BE) WITH EMPLOYEE’S KNOWLEDGE AT THE TIME OF EMPLOYEE’S TERMINATION OF EMPLOYMENT.

    (ii) TO APPROPRIATELY TAKE ACCOUNT OF THE HIGHLY COMPETITIVE ENVIRONMENT IN THE COMPANY’S BUSINESSES, THE COMPANY AND EMPLOYEE AGREE THAT ANY BUSINESS ENGAGED IN ANY OF THE ACTIVITIES SET FORTH ON SCHEDULE 1 SHALL BE DEEMED TO BE A “COMPETITIVE BUSINESS.”

(iii)  THIS RESTRICTION SHALL APPLY IN ANY GEOGRAPHICAL AREA OF THE UNITED STATES IN WHICH THE COMPANY CARRIES OUT BUSINESS ACTIVITIES. EMPLOYEE AGREES THAT THE LACK OF ANY MORE SPECIFIC GEOGRAPHICAL LIMITATION HEREIN IS REASONABLE IN LIGHT OF THE BROAD GEOGRAPHICAL SCOPE OF THE ACTIVITIES CARRIED OUT BY THE COMPANY IN THE UNITED STATES.

(iv)  As a limited exception to the foregoing, Employee shall not be prohibited from engaging in activities for a Competitive Business if all of the following conditions are met: (A) Employee is engaged to perform activities which are materially inferior as to skill level and scope of responsibility to the skill level and scope of responsibility involved in the Employee’s employment hereunder; (B) the activities engaged in by Employee are not directly competitive with the activities engaged in by the Company or such division or business unit (as the case may be); (C) Employee provides the Company with at least thirty (30) days written notice prior to commencing performance of activities for the Competitive Business; and (D) Employee provides the Competitive Business with a copy of this Paragraph 14, and the Competitive Business gives the Company written assurance that it will not allow Employee to engage in any activities which would cause Employee to violate this Agreement.

(v)  Nothing herein shall prevent Employee from owning for investment up to five percent (5%) of any class of equity security of an entity whose securities are traded on a national securities exchange or market.

(c) During the Term and at all times thereafter, Employee shall not, directly or indirectly, use for Employee’s personal benefit, or disclose to or use for the direct or indirect benefit of anyone other than the Company (except as may be required within the scope of Employee’s duties hereunder), any secret, confidential or non-public information, knowledge or data of the Company or any of its subsidiaries, affiliates, employees, officers, directors or agents, which Employee acquires in the course of Employee’s employment, and which is not otherwise lawfully known by the general public. This information includes, but is not limited to: business, marketing and accounting methods; policies, plans, procedures, strategies and techniques; research and development projects and results; software and firmware; trade secrets, know-how, processes and other intellectual property; names and addresses of employees and suppliers; any data on or relating to past, present and prospective customers, including customer lists; and personal information. Employee confirms that such information is the exclusive property of the Company, and agrees that, immediately upon Employee’s termination of employment for any reason (whether during or after the Term), Employee shall deliver to the Company all correspondence, documents, books, records, lists and other materials containing such information that are within Employee’s possession or control, regardless of the medium in which such materials are maintained; and Employee shall retain no copies in any medium, regardless of where or by whom such materials were kept or prepared. As part of this restriction, Employee agrees neither to prepare, participate in or assist in the preparation of any article, book, speech or other writing or communication relating to the business, operations, personnel or prospects of the Company, its subsidiaries and affiliates, nor to encourage or assist others to do any of the foregoing, without the prior written consent of the Company (which may be withheld in the Company’s sole discretion). Nothing herein shall prevent Employee from complying with a valid subpoena or other legal requirement for disclosure of information; provided that Employee shall use good faith efforts to notify the Company promptly and in advance of disclosure if Employee believes Employee is under a legal requirement to disclose confidential information.

(d) Employee acknowledges that the restrictions contained in this Paragraph 14, in light of the nature of the business in which the Company is engaged and Employee’s position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of these restrictions would result in irreparable injury to the Company. Employee therefore agrees that, in the event of Employee’s violation of any of these restrictions, the Company shall be entitled to seek from any court of competent jurisdiction: (i) preliminary and permanent injunctive relief against Employee; (ii) damages from Employee; and (iii) an equitable accounting of all compensation, commissions, earnings, profits and other benefits to Employee arising from such violation; all of which rights shall be cumulative and in addition to any other rights and remedies to which the Company may be entitled as set forth herein or as a matter of law.

(e) Employee agrees that if any portion of the restrictions contained in this Paragraph 14, or the application thereof, is construed to be invalid or unenforceable, the remainder of such restrictions or the application thereof shall not be affected and the remaining restrictions will have full force and effect without regard to the invalid or unenforceable portions. If any restriction is held to be unenforceable because of the area covered, the duration thereof or the scope thereof, Employee agrees that the court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the restriction shall then be enforceable in its reduced form.

(f) If Employee violates any such restrictions, the period of such violation (from the commencement of any such violation until such time as such violation shall be cured by Employee) shall not count toward or be included in the applicable restrictive period.

  15.  Prohibited Public Statements.

   (a) Employee shall not, either during or at any time after the termination of his employment, make any public statement (including a private statement reasonably likely to be repeated publicly) reflecting adversely on the Company and its business prospects, except for such statements which during Employee’s employment he may be required to make in the ordinary course of his employment.

   (b) The Company shall not, either during or at any time after the termination of his employment, make any public statement (including a private statement reasonably likely to be repeated publicly) reflecting adversely on Employee, except for truthful statements which the Company is required to make by law.

16. Representations.

(a) Employee represents that:

     (i) Employee has had the opportunity to retain and consult with legal counsel and tax advisors of Employee’s choice regarding the terms of this Agreement.

(ii) Subject to equitable principles, this Agreement is enforceable against Employee in accordance with its terms.

(iii)  This Agreement does not conflict with, violate or give rise to any rights of third parties under, any agreement, order, decree or judgment to which Employee is a party or by which Employee is bound.

(b) The Company represents that:

(i)  Subject to equitable principles, this Agreement is enforceable against the Company in accordance with its terms.

(ii) This Agreement does not conflict with, violate or give rise to any rights to third parties under, any agreement, order, decree or judgment to which the Company is a party or by which it is bound.

17. Acceleration Event. The Company shall give Employee at least ten (10) business days’ notice (or such shorter notice as may be reasonably practicable) prior to the anticipated closing date of a transaction, of a determination by the Board of Directors (made in its sole discretion) that, taking into account the nature and circumstances of the transaction, it is appropriate to accelerate the vesting of Employee’s stock options and/or restricted stock units prior to such anticipated closing date. In such event: (a) all stock options of Employee so accelerated shall become immediately exercisable in full as of the date specified in such notice (which shall be no less than two (2) business days prior to the anticipated closing date), and until the business day prior to such anticipated closing date, Employee shall be permitted to exercise all options with respect to up to the entire number of shares of the Company’s common stock covered thereby; and (b) all restricted stock of Employee so accelerated shall become immediately vested in full as of the date specified in such notice (which shall be no less than two (2) business days prior to the anticipated closing date). The Company may in such notice require that any option not exercised in full prior to the anticipated closing date shall terminate to the extent that it has not theretofore been exercised. Notwithstanding the foregoing, if the transaction which was the subject of such notice does not close, options which were exercised shall be deemed not to have been exercised, any consideration received by the Company on account of the exercise price thereof shall be returned, and such options shall be exercisable thereafter (disregarding any acceleration of vesting as provided for above, which shall then be of no effect) to the same extent they would have been exercisable if no such notice had been given.

18. Change in Law. Notwithstanding any provision of this Agreement to the contrary, the parties agree that in the event of a change in law, or the issuance by the Internal Revenue Service or other governmental agency of any guidance, regulation or other interpretation, that would require this Agreement or any deferred compensation plan or arrangement of the Company in which the Employee participates be changed to remain in compliance with Internal Revenue Code 409A, the parties agree to make such changes to this Agreement or such plans or arrangements as are necessary or required to effect such changes.

  19. Successors; Binding Agreement.

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the businesses and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder pursuant to subparagraph 13(d), except that for purposes of implementing the foregoing the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, “Company” shall mean the Company and any successor to its businesses and/or assets which executes and delivers the agreement provided for in this Section 18 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b)  This Agreement and all rights of Employee hereunder shall inure to the benefit of and shall be binding upon Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee’s designee or, if there be no such designee, to Employee’s estate.

20. Jurisdiction. Litigation concerning this Agreement, if initiated by or on behalf of Employee, shall be brought only in a state court in Philadelphia County, Pennsylvania or federal court in the Eastern District of Pennsylvania, or, if initiated by the Company, in either such jurisdiction or in a jurisdiction in which Employee then resides or works. Employee consents to jurisdiction in any such jurisdiction, regardless of the location of Employee’s residence or place of business. Employee and the Company irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in any such jurisdiction. Employee and the Company acknowledge and agree that any service of legal process by mail constitutes proper legal service of process under applicable law in any such action or proceeding.

   21. Governing Law; Litigation Costs. This Agreement shall be interpreted and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania, without regard to any choice-of-law doctrines. In any litigation concerning this Agreement, the prevailing party shall be entitled to reimbursement from the other party for all costs of defending or maintaining such action, including reasonable attorneys’ fees.

22. Notices. All notices referred to in this Agreement shall be given in writing and shall be effective: (a) if given by fax, when transmitted to the number below and an appropriate facsimile confirmation is received; or (b) if given by registered or certified mail, when received at the following address (with an appropriate receipt received):

if to Company to:

c/o Comcast Corporation
1500 Market Street
Philadelphia, PA 19102

Attention: General Counsel
Fax: (215) 981-7794; and

if to Employee to: Employee’s address and fax number as indicated in the
   Company’s records from time to time.

23. Entire Agreement. This Agreement (including Schedule 1 hereto), the 1998 Life Insurance Agreement, the Split-Dollar Life Insurance Agreements and the 2005 Life Insurance Agreement constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement (including Schedule 1 hereto) supercedes and replaces in its entirety the Compensation Agreement dated as of June 16, 1998, as amended by the Amendment, provided that any accrued rights and obligations of the parties thereunder as of the date hereof shall be unaffected by the execution of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of any plans or policies of the Company (including the Employee Handbook), the terms of this Agreement shall control.

  24. Waivers. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term or covenant contained in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

  25. Nonalienation. Employee shall not pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement. This Agreement and the benefits payable hereunder shall not be assignable by either party without the prior written consent of the other; provided, however, that nothing in this Agreement shall preclude Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of Employee or his estate from assigning any rights hereunder to which they become entitled to the person or persons entitled thereto.

  26. Continuation of Covenants. The covenants and agreements of the parties set forth in subparagraph 6(c), and Paragraphs 12, 13, 14 and 15 shall survive the Term and any termination of employment, shall continue thereafter, and shall not expire unless and except as may be expressly set forth therein

  27. Invalidity or Unenforceability. If any term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or enforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first-above written.

COMCAST CORPORATION

By: /s/ Arthur R. Block, Senior Vice President

EMPLOYEE:

/s/ Brian L, Roberts
Brian L. Roberts

SCHEDULE 1

COMPETITIVE BUSINESS ACTIVITIES

A.
The distribution of video programming to residential or commercial subscribers, whether by analog or digital technology, to any type of end-user equipment (television, computer or other), and by any distribution method (including coaxial cable, fiber optic cable, digital subscriber line, power line, satellite and wireless) or protocol (IP or other). Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive video programming distribution as of the date hereof: Adelphia Communications Corporation; Bell South Corporation; Cablevision Systems Corp.; Charter Communications, Inc.; Cox Communications, Inc.; DirectTV, Inc.; Echostar Communications Corporation; Knology Holdings, Inc.; Qwest Communications International, Inc.; RCN Corporation; SBC Communications, Inc.; Time Warner, Inc.; Verizon Communications, Inc.; and Wide Open West.

B.
The provision of voice and/or data service to residential or commercial subscribers, whether by analog or digital technology, by any distribution method (including coaxial cable, fiber optic cable, digital subscriber line, power line, satellite and wireless) or protocol (IP or other). Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive voice and/or data transport service as of the date hereof: Adelphia Communications Corporation; AT&T Corp.; Bell South Corporation; Cablevision Systems Corp.; Charter Communications, Inc.; Cox Communications, Inc.; DirectTV, Inc.; Echostar Communications Corporation; Knology Holdings, Inc.; Qwest Communications International, Inc.; RCN Corporation; SBC Communications, Inc.; Sprint Corporation; MCI, Inc.; Time Warner Inc.; Verizon Communications, Inc.; and Wide Open West.

C.
The provision of high-speed internet access and/or portal service to residential or commercial subscribers, whether by analog or digital technology, to any type of end-user equipment (television, computer or other), and by any distribution method, (including coaxial cable, fiber optic cable, digital subscriber line, power line, satellite and wireless) or protocol (IP or other). Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive high-speed internet access and/or portal service as of the date hereof: Adelphia Communications Corporation, AT&T Corp.; Bell South Corporation; Cablevision Systems Corp.; Charter Communications Inc.; Cox Communications, Inc.; DirectTV, Inc.; Echostar Communications Corporation; Knology Holdings, Inc.; MCI, Inc.; Microsoft Corporation; Qwest Communications International, Inc.; RCN Corporation; SBC Communications, Inc.; Sprint Corporation; Time Warner Inc.; Verizon Communications, Inc.; and Yahoo, Inc.

D.
The sale, license or other provision of audio and/or video program content to distributors of video programming or providers of high-speed internet portal service. Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in the competitive provision of audio and/or video program content as of the date hereof: A&E Television Networks; Cablevision Systems Corp. (including Rainbow); Discovery Communications, Inc.; Dreamworks; EW Scripps Co.; General Electric Co. (including NBC-Universal); IAC/Interactive Corp.; Liberty Media Corp.; Metro-Goldwyn-Mayer Inc.; News Corp. (including Fox); Sony Corporation of America; The Walt Disney Company, Inc.; Time Warner Inc. (including Turner and Warner Bros.); and Viacom Inc. (including Paramount).